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                                                                      Exhibit 23
                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 31 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 11, 2000 relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Reports to Shareholders of Equity 500 Index Fund, Institutional Treasury Money Fund, Institutional Liquid Assets Fund, Institutional Cash Management Fund, and Institutional Cash Reserves Fund, (constituting parts of the BT Institutional Funds) and Equity 500 Index Portfolio, Treasury Money Portfolio, Liquid Assets Portfolio, Cash Management Portfolio, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Statement of Additional Information.



PricewaterhouseCoopers LLP
Baltimore, Maryland
April 27, 2000